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                        AMENDMENT TO EMPLOYMENT AGREEMENT



          THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into effective as of February 10, 1997, by and between Univision Communications Inc., a Delaware corporation ("Company") and Henry Cisneros ("Employee").

                                   WITNESSETH:

          WHEREAS, Company and Employee entered into an employment agreement (the "Agreement") dated as of February 10, 1997;

          WHEREAS, Company and Employee wish to amend the Agreement to make it effective as of January 27, 1997 and to change certain other provisions in the Agreement;

          NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the Company and Employee agree as follows:

          1.   TERM.     This Section of the Agreement shall be restated in its
entirety to read as follows:

               Company agrees to employ Employee and Employee agrees to serve Company in accordance with the provisions of the Agreement, as amended, for a term commencing on January 27, 1997, and ending on January 26, 1997, unless earlier terminated in accordance with the terms of the Agreement, as amended (the "Term").

          2.   BASE SALARY.   The last sentence of this Section of the Agreement
shall be restated in its entirety to read as follows:

               Employee shall be granted a stock option on 100,000 shares of Company's Class A Common Stock pursuant to the terms and conditions of Company's 1996 Performance Award Plan at the closing price for such stock on the New York Stock Exchange on January 27, 1997, and such option shall vest in three annual increments.

          3. BONUSES. The second paragraph of this Section of the Agreement shall be restated in its entirety to read as follows:

                    In addition, Company shall pay Employee within 30 days after the commencement of the Term, a signing bonus of $1,000,0000; provided, that if

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               Employee resigns as an employee of the Company at any time during the first year of the Term, Employee shall repay the Company a pro rata portion of such bonus. For example, if Employee resigns on April 27, 1997, he shall repay the Company $750,000.

          4. SPECIFIC POSITION; DUTIES AND RESPONSIBILITIES. The following proviso shall be added to the end of the first sentence of this Section of the
Agreement:

               ; provided that Employee's selection as President and Chief Operating Officer shall not become effective until the Board of Directors has taken action to elect him to such office.

          Except as provided above, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                       UNIVISION COMMUNICATIONS INC.


                                       By:   Robert Cahill
                                            -----------------------------------

                                       Its:  V.P./Secretary
                                            -----------------------------------
                                       "EMPLOYEE"

                                       /s/ Henry Cisneros
                                       ----------------------------------------
                                       HENRY CISNEROS



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